UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2001

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Rights Agreement
Press Release

Item 5. Other Events.

        On October 24, 2001, the Board of Directors of Ceridian Corporation (the “Company”) adopted a Stockholder Rights Plan. The plan is intended to deter coercive or partial offers which will not provide fair value to all stockholders and enhance the Board’s ability to represent all stockholders and thereby maximize stockholder values.

        Pursuant to the new Rights Agreement between the Company and The Bank of New York as Rights Agent (the “Rights Agreement”), one Right will be issued for each share of common stock, par value $.01 per share, of the Company outstanding at the close of business on November 9, 2001. Each of the new Rights will entitle the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a price of $75.00 per one ten-thousandth of a share. The Rights generally will not become exercisable unless and until, among other things, any person acquires at least 15% (20% in the case of certain institutional investors) of the outstanding stock. The Rights are redeemable under certain circumstances at $0.001 per Right and will expire, unless earlier redeemed or extended, on November 9, 2011.

        The description and terms of the Rights are set forth in the Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit

4.1	Rights Agreement, dated as of November 6, 2001, between Ceridian Corporation and The Bank of New York, as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	Press Release, dated October 29, 2001 announcing adoption of Stockholders Rights Plan.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson Gary M. Nelson Executive Vice President, General Counsel and Secretary

Dated: November 6, 2001

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

4.1	Rights Agreement, dated as of November 6, 2001, between Ceridian Corporation and The Bank of New York as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.	Filed electronically

99.1	Press Release, dated October 29, 2001 announcing adoption of Stockholders Rights Plan.	Filed electronically

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